Exhibit 10.8

                      Carnival plc 2005 Employee Share Plan
                                   (the Plan)

                            SHARE OPTION CERTIFICATE

                               (UNAPPROVED OPTION)

                             THIS IS TO CERTIFY THAT

                                    <<Name>>

                               (the Option Holder)

holds an Option over <<Number of Shares>> ordinary shares of $1.66 each in Carnival plc (the Company) at an exercise price of <<Option Share Price>> per ordinary share. This Option was granted on <<Grant Date>> (the Date of Grant).

For  Option  Holders   assessable  to  UK  income  tax  and  National  Insurance
Contributions: The Option is granted under the main part of the Plan which has not been approved by the Inland Revenue under Schedule 9 to the Income and Corporation Taxes Act 1988 and is not therefore capable of attracting favourable tax treatment. Exercise of the Option is subject to the Plan rules and compliance with such arrangements as the Company may specify for the payment of taxation and any national insurance contributions due on such exercise. In particular, the exercise of this Option may give rise to Secondary Class 1 National Insurance contributions which arise under Section 4(4)(a) of the Social Security Contributions and Benefits Act 1992 (the Employers' NIC). It is a condition of the exercise of this Option that the Option Holder agrees to the transfer by the Option Holder's employing company of the Employers' NIC to the Option Holder, as permitted under paragraph 3B, Schedule 1 to the Social Security Contributions and Benefits Act 1992, and that the Option Holder authorises the Company or any other group company to collect an amount equal to the Employers' NIC by such means as the Company may specify.

Vesting Schedule

Subject to the above, the Option will vest equally over a period of five years and is normally exercisable from <<Vesting Date>> and will normally lapse if not exercised by <<Lapse Date>>.

The Company has entered into a Deed Poll to ensure that this certificate is legally binding.

Your attention is drawn to the Notice of Exercise and associated notes.

          THIS CERTIFICATE IS IMPORTANT. PLEASE KEEP IT IN A SAFE PLACE